Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-216770, 333-216769, 333-216772, 333-215332, 333-216083, 333-203542, 333-222223, and 333-214140) of AXA Equitable Life Insurance Company of our report dated April 11, 2018 relating to the financial statements and financial statement schedules, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 11, 2018